SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): MAY 1, 2009

                          STANDARD MOTOR PRODUCTS, INC.
             (Exact Name of Registrant as Specified in its Charter)

           NEW YORK                      1-4743                 11-1362020
        (State or Other         (Commission File Number)     (I.R.S. Employee
Jurisdiction of Incorporation)                            Identification Number)

           37-18 NORTHERN BOULEVARD, LONG ISLAND CITY, NEW YORK 11101 (Address of Principal Executive Offices, including Zip Code)

        Registrant's Telephone Number, including Area Code: 718-392-0200

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to Revolving Credit Facility

On May 1, 2009, the Company and certain of its wholly owned subsidiaries entered into an amendment of its Second Amended and Restated Credit Agreement dated as of March 20, 2007, as further amended (the "Credit Agreement"), with General Electric Capital Corporation, as agent, and a syndicate of lenders for a secured revolving credit facility. The amendment to the Credit Agreement provides for, among other things, the consent of the lenders to consummate the Company's offer to exchange of up to $20,000,000 aggregate principal amount of its 15% Convertible Subordinated Debentures due 2011 for a like principal amount of its outstanding 6 3/4% Convertible Subordinated Debentures due 2009.

We maintain ordinary banking relationships with General Electric Capital Corporation, certain of the other lenders and their respective affiliates. For these services, the parties have received, and may in the future receive, customary compensation and expense reimbursement.

The description set forth above is qualified by Amendment No. 5 to Second Amended and Restated Credit Agreement filed herewith as exhibit 10.26.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

      (c) Exhibits.

      10.26 Amendment No. 5 to Second Amended and Restated Credit Agreement, dated as of May 1, 2009, among Standard Motor Products, Inc., as borrower and the other credit parties thereto, and General Electric Capital Corp., as agent and lender, Bank of America, N.A. and Wachovia Bank, N.A., as lenders and co-syndication agents, JPMorgan Chase Bank, N.A., as lender and as documentation agent, and the other lenders thereto.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     STANDARD MOTOR PRODUCTS, INC.

                     By: /s/ James J. Burke
                         ------------------
                         James J. Burke
                         Vice President Finance, Chief Financial Officer

Date: May 4, 2009


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EXHIBIT INDEX

EXHIBIT NO.                   DESCRIPTION
--------------------------------------------------------------------------------
10.26                         Amendment No. 5 to Second Amended and Restated
                              Credit Agreement, dated as of May 1, 2009, among
                              Standard Motor Products, Inc., as borrower and the other credit parties thereto, and General Electric
                              Capital Corp., as agent and lender, Bank of America, N.A. and Wachovia Bank, N.A., as lenders and co-syndication agents, JPMorgan Chase Bank, N.A., as lender and as documentation agent, and the other lenders thereto.


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